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                                                                   EXHIBIT 10.52

                            KEEN PERSONAL MEDIA, INC.

                            2000 STOCK INCENTIVE PLAN

        SECTION 1. INTRODUCTION. The Board of Directors (the "Board") of Keen Personal Media, Inc., a Delaware corporation (the "Company"), adopted the KEEN Personal Medial, Inc. 2000 Stock Incentive Plan (this "Plan") on October 17, 2000. This Plan was approved by the sole stockholder of the Company by written consent dated October 17, 2000. The purpose of this Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Key Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such selected persons to continue to provide services to the Company and to attract new individuals with outstanding qualifications. This Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may be Incentive Stock Options or Nonstatutory Stock Options) and Restricted Stock Awards. This Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

        SECTION 2. DEFINITIONS. For the purposes of this Plan and any Stock Option Agreement or Restricted Stock Agreement, the following terms shall have the meanings indicated (unless otherwise provided in any Stock Option Agreement or Restricted Stock Agreement):

               (a) "Award" means any Restricted Stock Award or any Option granted under this Plan.

               (b) "Board" has the meaning set forth in the preamble hereto.

               (c) "Change in Control" means (i) a sale of all or substantially all of the Company's assets, or (ii) any merger or consolidation of the Company with or into another corporation if, after the consummation of such transaction, the holders of the Company's capital stock immediately prior to such transaction do not hold, immediately following such transaction and by virtue of their ownership of such shares of capital stock, at least fifty percent (50%) of the voting power of the surviving corporation or a Parent of such surviving corporation. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

               (d) "Code" means the Internal Revenue Code of 1986, as amended.

               (e) "Committee" means a committee consisting of one or more members of the Board that is appointed by the Board (as described in Section 3) to administer this Plan.


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               (f) "Common Stock" means the Company's common stock, par value
$0.001 per share.

               (g) "Company" has the meaning set forth in the preamble hereto.

               (h) "Consultant" means any individual who performs bona fide services to the Company or a Subsidiary other than as an Employee, a Director or a Non-Employee Director.

               (i) "Director" means any member of the Board who is also a common-law employee of the Company, a Subsidiary or a Parent of the Company.

               (j) "Disability" means that the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

               (k) "Employee" means any individual who is a common-law employee of the Company, a Subsidiary or a Parent of the Company.

               (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (m) "Exercise Price" in the case of an Option, means the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

               (n) "Fair Market Value" means the fair market value of a Share, as determined in good faith by the Committee on such basis as it deems appropriate.

               (o) "Incentive Stock Option" or "ISO" means an incentive stock option described in Code section 422(b).

               (p) "Key Employee" means an Employee, a Director, a Non-Employee Director or a Consultant who has been selected by the Committee to receive an Award under this Plan.

               (q) "Non-Employee Director" means a member of the Board who is not a common-law employee of the Company, a Subsidiary or a Parent of the Company.

               (r) "Nonstatutory Stock Option" or "NSO" means a stock option that is not an ISO.

               (s) "Option" means an ISO or NSO granted under this Plan.

               (t) "Parent" of a corporation (the "first corporation") means any other corporation in an unbroken chain of corporations ending with the first corporation, if each of the corporations other than the first corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of such other corporations in such chain or of the first corporation.


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               (u) "Participant" means an individual or estate who holds an
Award.

               (v) "Plan" has the meaning set forth in the preamble hereto.

               (w) "Restricted Stock" means (i) Common Stock issued or sold to a Participant under this Plan, other than upon the exercise of an Option or (ii) Common Stock issued or sold to a Participant upon the early exercise of the unvested portion of an Option as described in Section 6(d) below.

               (x) "Restricted Stock Agreement" means (i) the agreement between the Company and the Participant receiving a Restricted Stock Award which contains the terms, conditions and restrictions pertaining to such Restricted Stock Award or (ii) the agreement between the Company and the Participant in connection with the early exercise of the unvested portion of an Option as described in Section 6(d) below which contains the terms, conditions and restrictions pertaining to the Restricted Stock acquired upon such early exercise.

               (y) "Restricted Stock Award" means a grant or sale of Restricted Stock under this Plan other than a sale of Restricted Stock upon the early exercise of the unvested portion of an Option as described in Section 6(d) below.

               (z) "Securities Act" means the Securities Act of 1933, as amended.

               (aa) "Service" means, unless otherwise provided in any Award, service as an Employee, Director, Non-Employee Director of, or as a Consultant to, the Company or any Subsidiary.

               (bb) "Share" means one share of Common Stock.

               (cc) "Stock Option Agreement" means the agreement between the Company and the Participant receiving an Option that contains the terms, conditions and restrictions pertaining to such Option.

               (dd) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of this Plan shall be considered a Subsidiary commencing as of such date.

               (ee) "10-Percent Stockholder" means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, or of any Parent of the Company or any Subsidiary. In determining stock ownership, the attribution rules of section 424(d) of the Code shall be applied.


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        SECTION 3. ADMINISTRATION.

               (a) COMMITTEE COMPOSITION. This Plan shall be administered by a Committee appointed by the Board. The Board shall designate one of the members of the Committee as chairperson. If no Committee has been appointed, the entire Board shall constitute the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

               (b) AUTHORITY OF THE COMMITTEE. Subject to the provisions of this Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of this Plan. Such actions shall include (i) selecting Key Employees who are to receive Awards under this Plan, (ii) determining the type, number, vesting requirements and other features and conditions of such Awards, (iii) interpreting this Plan, and
(iv) making all other decisions relating to the operation of this Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement this Plan. The Committee's determinations under this Plan shall be final and binding on all persons.

               (c) FINANCIAL REPORTS. To the extent required by applicable law, and not less often than annually, the Company shall furnish to Participants the Company's summary financial information including a balance sheet regarding the Company's financial condition and results of operations, unless such Participants have duties with the Company that assure them access to equivalent information. Such financial statements need not be audited.

        SECTION 4. ELIGIBILITY. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible for designation as Key Employees by the Committee. Only Key Employees who are common-law employees of the Company or a Subsidiary or of a Parent of the Company shall be eligible for the grant of ISOs. An Option may be granted to any Key Employee who is a 10-Percent Stockholder only if such Option meets the requirements set forth in section 422(c)(5) of the Code.

        SECTION 5. SHARES SUBJECT TO THIS PLAN. The stock issuable under this Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares issued pursuant to this Plan at any time plus the aggregate number of Shares reserved for Awards under this Plan at such time shall not at any time exceed Sixteen Million (16,000,000) Shares (which number shall be subject to adjustment as provided in Section 8). If Options are forfeited or if Options terminate for any other reason before being exercised, then the Shares reserved for issuance pursuant to such Options shall again become available for Awards under this Plan. If Shares which were issued as Restricted Stock under this Plan are repurchased or otherwise reacquired by the Company, then such Shares shall again become available for Awards under this Plan.


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        SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

               (a) STOCK OPTION AGREEMENT. Each Option granted under this Plan shall be evidenced by a Stock Option Agreement between the Participant receiving such Option and the Company. All Options shall be subject to (i) all applicable terms and conditions of this Plan and (ii) any and all terms and conditions that are necessary to ensure that the granting of Options under this Plan is exempt from the qualification or registration requirements of all applicable federal and state securities laws, rules and regulations. In addition, any Option may be subject to such other terms and conditions not inconsistent with this Plan that the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under this Plan need not be identical. Each Stock Option Agreement shall specify whether the Option is an ISO or a NSO.

               (b) NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. The number of shares covered by Options granted to any Participant shall not exceed 5,000,000 (which number shall be subject to adjustment as provided in Section 8).

               (c) EXERCISE PRICE. An Option's Exercise Price shall be established by the Committee and set forth in the Stock Option Agreement evidencing such Option. To the extent required by law, the Exercise Price of an ISO shall not be less than 100% of the Fair Market Value (110% for 10-Percent Stockholders) of a Share on the date of grant. Without limiting the generality of clause (ii) of the first sentence of Section 6(a), to the extent required to ensure that the granting of Options under this Plan is exempt from the qualification or registration requirements of all applicable federal and state securities laws, rules and regulations, the Exercise Price for an NSO may not be less than 85% (or such other percentage as may be specified in any such law, rule or regulation) of the Fair Market Value of a Share on the date of grant, but otherwise need not be equal to or greater than, or any percentage of, Fair Market Value on the date of grant. The Exercise Price for a NSO may also vary in accordance with a predetermined formula.

               (d) EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. Without limiting the generality of clause (ii) of the first sentence of Section 6(a), to the extent required to ensure that the granting of Options under this Plan is exempt from the qualification or registration requirements of all applicable federal and state securities laws, rules and regulations, Options shall vest at least at the rate of 20% (or such other percentage as may be specified in any such law, rule or regulation) annually over a five-year period, subject to such reasonable conditions as may be specified in the Stock Option Agreement evidencing such Option. Without limiting the generality of clause (ii) of the first sentence of Section 6(a), to the extent a Stock Option Agreement provides for vesting requirements, such requirements shall be such as to ensure that the granting of Options under this Plan is exempt from the qualification or registration requirements of all applicable federal and state securities laws, rules and regulations. Each Stock Option Agreement shall also specify the term of


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the Option; provided that the term of an ISO, and to the extent required by applicable law, a NSO, shall in no event exceed ten (10) years from the date of grant (five (5) years for ISO's granted to 10-Percent Stockholders). Options shall be exercisable for the period or periods following termination of Service under different circumstances as may be set forth in the Stock Option Agreement; provided, however, that such period or periods shall be such as to ensure that the granting of Options under this Plan is exempt from the qualification or registration requirements of all applicable federal and state securities laws, rules and regulations. No Option may be exercised after the expiration date provided in the applicable Stock Option Agreement. A Stock Option Agreement may provide for accelerated exercisability upon the occurrence of certain events. A Stock Option Agreement may also permit the Participant holding an Option to exercise such Option before it is vested, subject to the Company's right to repurchase any Shares acquired under the unvested portion of the Option (an "early exercise") at cost, which right of repurchase shall lapse at the same rate as the Option would have vested had there been no early exercise. To the extent an Option permits early exercise, the Option Agreement shall set forth, or shall, as a condition to such exercise, require the Participant to enter into a Restricted Stock Agreement that sets forth, the terms, conditions and restrictions pertaining to the Restricted Stock acquired upon such early exercise, which terms, conditions and restrictions shall be consistent with the provisions of Section 7 of this Plan. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option.

               (e) EFFECT OF A CHANGE IN CONTROL. Except as may be otherwise provided in a particular Stock Option Agreement, in the event of a Change in Control, each outstanding Option shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or a subsidiary of such successor corporation, unless such successor corporation, Parent or subsidiary does not agree to assume the outstanding Options, in which case such Options shall terminate upon the consummation of the Change in Control; provided, however, that, except as may otherwise be provided in any Option Agreement, if any outstanding Option would otherwise terminate in accordance with the foregoing, the holder of such Option shall have the right, exercisable for a period of at least ten days prior to the consummation of such Change in Control, to exercise such Option in whole or in part without regard to the vesting provisions thereof. For purposes of this Section 6(e), an Option shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change in Control, each holder of an Option would be entitled to receive upon exercise of the Option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares covered by the Option at such time (after giving effect to any adjustments in the number of Shares covered by the Option as provided for in Section 8); provided however that if such consideration received in the transaction is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Option to be solely common stock of the successor corporation or its Parent equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.


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               (f) MODIFICATIONS OR ASSUMPTION OF OPTIONS. Within the
limitations of this Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer). The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant holding such Option, alter or impair his or her rights or obligations under such Option.

               (g) RESTRICTIONS ON TRANSFER. Any Shares issued upon exercise of an Option shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply with any requirements of any law, rule or regulation to the extent such compliance is required to ensure that the granting of Options under this Plan is exempt from the qualification or registration requirements of all applicable federal and state securities laws, rules and regulations.

               (h) PAYMENT OF EXERCISE PRICE OF OPTIONS. The Exercise Price of any Option shall be payable in cash or as otherwise expressly permitted by the provisions of the applicable Stock Option Agreement. A Stock Option Agreement may specify that payment for all or any part of the Exercise Price of any Option may be made (i) with Shares which have already been owned by the Participant exercising such Option for at least six months or for such other duration as may be specified by the Committee (such Shares shall be valued at their Fair Market Value on the date of exercise), (ii) with a full recourse promissory note or
(iii) in any other form that is consistent with applicable laws, regulations and rules. The foregoing notwithstanding, the Exercise Price of an Option may be paid only as expressly provided in the applicable Stock Option Agreement, unless otherwise expressly authorized by the Committee.

        SECTION 7. TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

               (a) RESTRICTED STOCK AWARDS. Restricted Stock Awards may be granted by issuing Shares pursuant to the terms of a Restricted Stock Agreement between the Participant and the Company. Each Restricted Stock Award shall be subject to (i) all applicable terms and conditions of this Plan and (ii) any and all terms and conditions that are necessary to ensure that the granting of Restricted Stock Awards under this Plan is exempt from the qualification or registration requirements of all applicable federal and state securities laws, rules and regulations. In addition, any Restricted Stock Award may be subject to such other terms and conditions not inconsistent with this Plan that the Committee deems appropriate for inclusion in a Restricted Stock Agreement. The provisions of the various Restricted Stock Agreements entered into under this Plan need not be identical. The number of Shares covered by Restricted Stock Awards granted to any Participant shall not exceed 5,000,000 (which number shall be subject to adjustment as provided in Section 8).

               (b) PURCHASE PRICE. Without limiting the generality of clause
(ii) of the first sentence of Section 7(a), to the extent required to ensure that the granting of Restricted Stock Awards under this Plan is exempt from the qualification or registration requirements of all applicable federal and state securities laws, rules and regulations, the purchase price for Restricted Stock purchased pursuant to a Restricted Stock Award shall be at least 85% (or such other percentage as


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may be specified in any such law, rule or regulation) of the Fair Market Value of a Share on the date of grant or at the time the purchase is consummated, or
(ii) 100% (or such other percentage as may be specified in any such law, rule or regulation) of the Fair Market Value of a Share on the date of grant or at the time the purchase is consummated if the Participant receiving such Restricted Stock Award is a 10-Percent Stockholder at such time, but otherwise need not be equal to or greater than, or any percentage of, Fair Market Value on the date of grant or at the time of purchase.

               (c) VESTING CONDITIONS. Each Restricted Stock Award shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. To the extent a Restricted Stock Award is subject to vesting requirements, such requirements (and the related repurchase rights with respect to vested and unvested shares) shall be such as to ensure that the granting of Restricted Stock Awards under this Plan is exempt from the qualification or registration requirements of all applicable federal and state securities laws, rules and regulations. A Restricted Stock Agreement may provide for accelerated vesting upon the occurrence of certain events. Except as may be otherwise provided in a particular Restricted Stock Agreement, in the event the shares of Restricted Stock subject to any Restricted Stock Agreement are converted into any other kind of security or property (including cash) at any time by virtue of a merger, consolidation or reclassification, such security or property shall continue to be subject to the vesting restrictions set forth in such Restricted Stock Agreement following such conversion; provided, however, that if such transaction constitutes a Change in Control and the outstanding Options are not being assumed or replaced by equivalent options or rights as contemplated by the first sentence of Section 6(e) above (as a result of which, such Options may be exercised without regard to the vesting provisions thereof as provided in Section 6(e) above), then the vesting restrictions set forth in such Restricted Stock Agreement shall terminate upon such Change in Control and all of the shares of Restricted Stock shall be deemed vested upon the consummation of such Change in Control.

               (d) VOTING RIGHTS. The holders of Restricted Stock shall have the same voting, dividend and other rights as the Company's other stockholders.

        SECTION 8. CERTAIN ADJUSTMENTS. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (i) the number and kind of securities available for future Awards; (ii) the number and kind of securities covered by each outstanding Option; and (iii) the Exercise Price of each outstanding Option. Except as provided in this Section 8 or to the extent a Participant holds Restricted Stock or Shares issued upon exercise of a Stock Option, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, or the payment of any stock dividend. In the event that the Company is a party to a merger or other reorganization, outstanding Options and shares of Restricted Stock shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its Parent or


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for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting and accelerated expiration, for settlement in cash or for cancellation.



        SECTION 9. LIMITATIONS ON RIGHTS.

               (a) RETENTION RIGHTS. Neither this Plan nor any Award granted under this Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Subsidiary or a Parent of the Company. The Company, each Subsidiary and each Parent of the Company reserve the right to terminate the service of any person at any time, and for any reason, subject to applicable laws and any written employment agreement with such person.

               (b) STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by any Award prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as otherwise expressly provided herein.

               (c) REGULATORY REQUIREMENTS. Any other provision of this Plan notwithstanding, the obligation of the Company to issue Shares under this Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

        SECTION 10. WITHHOLDING TAXES. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with this Plan. The Company shall not be required to issue any Shares or make any cash payment under this Plan until such obligations are satisfied. If a public market for the Company's Shares exists, the Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

        SECTION 11. ASSIGNMENT OR TRANSFER OF AWARDS. Except as provided in
Section 10, or in an applicable agreement, or as required by applicable law, an Award granted under this Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law; provided,


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however, that this Section 11 shall not preclude a Participant from designating a beneficiary who will receive any outstanding Awards in the event of the Participant's death, nor shall it preclude a transfer of Awards by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Participant holding such Option only by such Participant or such Participant's guardian or legal representative. Any act in violation of this
Section 11 shall be void. Except to the extent required to ensure that the granting of Options and Restricted Stock Awards under this Plan is exempt from the qualification or registration requirements of all applicable federal and state securities laws, rules and regulations, neither this Section 11 nor any other provision of this Plan shall preclude a Participant from transferring or assigning Shares issued or issuable upon exercise of an Option or shares of Restricted Stock to (a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participants death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing, provided that a further transfer or assignment from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Shares held by such trustee shall be subject to all of the conditions and restrictions set forth in this Plan and in the applicable Award, as if such trustee were a party to such Award.

        SECTION 12. DURATION AND AMENDMENTS. This Plan, as set forth herein, became effective on October 17, 2000, the date on which this Plan was adopted and approved by the Board and the sole stockholder of the Company. This Plan shall terminate on October 17, 2010 unless terminated prior to such date as provided in this Section 12. The Board may amend or terminate this Plan at any time and for any reason. The termination of this Plan, or any amendment thereof, shall not affect any Award previously granted under this Plan. No Awards shall be granted under this Plan after this Plan's termination. An amendment of this Plan shall be subject to the approval of the Company's stockholder(s) only to the extent required by any applicable laws, rules or regulations.

        To record the adoption of this Plan by the Board and the approval of this Plan by the sole stockholder of the Company, the Company has caused this Plan to be executed by the undersigned officer of the Company as of the 17th day of October 2000.

                                      KEEN PERSONAL MEDIA INC.

                                      By:       /s/ Russell M. Krapf
                                         -------------------------------------
                                      Title:     President & CEO
                                            ----------------------------------


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